Houlihan Lokey Reports Record First Quarter Fiscal 2017 Financial Results

– Record First Quarter Fiscal 2017 Revenue of $181 Million, up 24% Year-Over-Year –
– First Quarter Fiscal 2017 Diluted EPS of $0.29, up 16% Year-Over-Year –
– Adjusted First Quarter Fiscal 2017 Diluted EPS of $0.35, up 25% Year-Over-Year –
– Announces Dividend of $0.17 per-Share for Second Quarter Fiscal 2017 –

LOS ANGELES and NEW YORK - August 2, 2016 - Houlihan Lokey, Inc. (NYSE: HLI) (“Houlihan Lokey” or the “Company”), the global investment bank, today reported financial results for its first quarter fiscal 2017. For the first quarter ended June 30, 2016, total revenue grew 24% to a first quarter record of $181 million, as compared with $146 million for the first quarter ended June 30, 2015.
Net income grew 29% to $19 million, or $0.29 per diluted share, for the first quarter ended June 30, 2016, compared with $15 million, or $0.25 per diluted share, for the first quarter ended June 30, 2015. Adjusted net income for the first quarter ended June 30, 2016 grew 39% to $23 million, or $0.35 per diluted share, compared with $17 million, or $0.28 per diluted share, for the first quarter ended June 30, 2015.
“We are off to a great start to fiscal 2017 with a record first quarter. Both our Corporate Finance and Financial Restructuring business segments reported significant revenue growth from the previous year in a very fluid macroeconomic environment. These results are a testament to our diversified business model along with the benefits of our ongoing investments made over the past year. We remain confident in our prospects to build shareholder value,” stated Scott Beiser, Chief Executive Officer of Houlihan Lokey.

Selected Financial Data
(Unaudited and in thousands, except share and per-share data)

	U.S. GAAP
	Three Months Ended June 30,
	2016	2015
Fee revenue	$180,774	$146,266
Operating expenses:
Employee compensation and benefits	121,804	93,689
Non-compensation expenses	26,109	28,797
Total operating expenses	147,913	122,486
Operating income	32,861	23,780
Other income (expense), net	(908)	1,321
Income before provision for income taxes	31,953	25,101
Provision for income taxes	12,542	10,030
Net income	19,411	15,071
Net income (loss) attributable to noncontrolling interest	—	(26)
Net income attributable to Houlihan Lokey, Inc.	$19,411	$15,045

Diluted net income per share of common stock	$0.29	$0.25

Revenues

For the first quarter ended June 30, 2016, total fee revenue was $181 million compared to $146 million for the first quarter ended June 30, 2015. For the quarter, Corporate Finance (“CF”) revenues increased 22%, Financial Restructuring (“FR”) revenues increased 44%, and Financial Advisory Services (“FAS”) revenues decreased (2%) when compared with the first quarter ended June 30, 2015.

Expenses

The Company’s employee compensation and benefits and non-compensation expenses during the periods presented and described below are on a GAAP, an adjusted, and an adjusted awarded basis, as appropriate.

(Unaudited and in thousands)

	U.S. GAAP		Adjusted
	Three Months Ended June 30,
	2016	2015	2016	2015
Expenses:
Employee compensation and benefits	$121,804	$93,689	$115,274	$97,087
% of Revenues	67.4%	64.1%	63.8%	66.4%
Non-compensation expenses	$26,109	$28,797	$26,109	$21,914
% of Revenues	14.4%	19.7%	14.4%	15.0%
Total operating expenses	$147,913	$122,486	$141,383	$119,001
% of Revenues	81.8%	83.7%	78.2%	81.4%

Adjusted awarded employee compensation and benefits			$118,408	$99,758
% of Revenues			65.5%	68.2%
Note: The adjusted and adjusted awarded figures represent non-GAAP information. See “Non-GAAP Financial Measures” and the tables at the end of this release for an explanation of the adjustments and reconciliations to the comparable GAAP numbers.

Total operating expenses were $148 million for the first quarter ended June 30, 2016, an increase of 21% when compared with $122 million in operating expenses for the first quarter ended June 30, 2015. Employee compensation and benefits expenses were $122 million for the first quarter ended June 30, 2016, compared with $94 million for the first quarter ended June 30, 2015. The increase in employee compensation and benefits expenses was primarily a result of (i) the growth in revenues for the quarter and (ii) the vesting of pre-IPO grants which did not exist in the same quarter last year, partially offset by the Company’s change on October 1, 2015 from a revenue sharing model to a target compensation payout model.
Total adjusted operating expenses were $141 million for the first quarter ended June 30, 2016, an increase of 19% when compared with $119 million in adjusted operating expenses for the first quarter ended June 30, 2015. Adjusted employee compensation and benefits expenses were $115 million for the first quarter ended June 30, 2016, compared with $97 million for the first quarter ended June 30, 2015. The additional adjusted employee compensation and benefits expenses were primarily a result of the growth in revenues for the quarter, partially offset by the result of the Company’s change on October 1, 2015 to a target adjusted awarded compensation ratio of between 65% and 66%. This resulted in an adjusted awarded compensation ratio of 65.5% for the first quarter ended June 30, 2016, versus 68.2% for the first quarter ended June 30, 2015.

Total non-compensation expenses were $26 million for the first quarter ended June 30, 2016, compared with $29 million for the first quarter ended June 30, 2015. The reduction in non-compensation expenses was primarily a result of first quarter fiscal 2016 costs related to the Company’s initial public offering that did not occur in the first quarter fiscal 2017.
Adjusted non-compensation expenses were $26 million for the first quarter ended June 30, 2016, compared with $22 million for the first quarter ended June 30, 2015. The rise in adjusted non-compensation expenses was primarily a result of (i) planned increases in non-compensation expenses as a result of being a public company, (ii) additional general operating expenses associated with a significant expansion of the Company’s financial staff, and (iii) increased amortization expense associated with the Company's acquisitions.

Segment Reporting for the First Quarter
For the first quarter ended June 30, 2016, Corporate Finance revenue grew 22% to $96 million, compared with $78 million during the first quarter ended June 30, 2015. Revenues improved year-over-year primarily as a result of an increase in the number of closed transactions during the quarter and an expansion in the average fee per closed transaction during the quarter. CF closed 48 transactions in the first quarter, versus 40 transactions in the same quarter last year. Segment profit equaled $23 million for the first quarter ended June 30, 2016, compared with $23 million for the first quarter ended June 30, 2015, essentially flat year-over-year. Profitability was flat as a result of (i) an increase in compensation expense driven by the vesting of pre-IPO grants this quarter that did not exist in the same quarter last year, and (ii) higher non-compensation expenses as a result of an expansion of the corporate finance staff.

(Unaudited and in $ thousands)

	Three Months Ended June 30,
	2016	2015
Corporate Finance
Revenues	$96,036	$78,397
Segment Profit¹	23,372	23,426
# of MDs	93	79
# of Closed Transactions	48	40
For the first quarter ended June 30, 2016, Financial Restructuring revenue grew 44% to $56 million, compared with $39 million during the first quarter ended June 30, 2015. The growth in revenues was primarily driven by a significant increase in the average transaction fee per closed transaction and an increase in retainer fees from active mandates compared to the same quarter last year. FR closed 10 transactions in the first quarter ended June 30, 2016 versus 11 transactions in the first quarter ended June 30, 2015. Segment profit was $17 million for the first quarter ended June 30, 2016, compared with $10 million for the first quarter ended June 30, 2015. The increase in profitability was a result of (i) the corresponding increase in revenues, and (ii) our change on October 1, 2015 to a target adjusted awarded compensation ratio of between 65% and 66%.

(Unaudited and in $ thousands)

	Three Months Ended June 30,
	2016	2015
Financial Restructuring
Revenues	$56,330	$38,993
Segment Profit¹	16,704	9,619
# of MDs	45	41
# of Closed Transactions	10	11
For the first quarter ended June 30, 2016, Financial Advisory Services revenue was $28 million, compared with $29 million in the first quarter ended June 30, 2015. Revenues for FAS reflect a reduction in revenues associated with transaction-based opinions, partially offset by revenue growth in the non-transaction based product lines. Weakness for the quarter in transaction-based opinions was driven by softness in the overall M&A market (primarily large-cap M&A), which directly affects this product line. Segment profit equaled $7 million for the first quarter ended June 30, 2016, compared with $7 million for the first quarter ended June 30, 2015, essentially flat year-over-year. Segment profitability was flat primarily as a result of flat revenues year-over-year. FAS generated 463 fee events in the first quarter ended June 30, 2016, versus 398 fee events during the same quarter last year.

(Unaudited and in $ thousands)

	Three Months Ended June 30,
	2016	2015
Financial Advisory Services
Revenues	$28,408	$28,876
Segment Profit¹	6,735	6,726
# of MDs	32	35
# of Fee Events[2]	463	398

1.
We adjust the compensation expense for a business segment in situations where an employee assigned to one business segment is performing work in another business segment and we want to adequately reflect the compensation expense in the business segment where the revenue is being booked.

2.	A Fee Event includes any engagement that involves revenue activity during the measurement period.

Balance Sheet and Capital Allocation
The Board of Directors of the Company declared a regular quarterly cash dividend of $0.17 per-share of Class A and Class B common stock. The dividend will be payable on September 15, 2016 to stockholders of record as of the close of business on September 2, 2016.
As of June 30, 2016, the Company had $106 million of cash and equivalents, and loans payable aggregating $94 million, resulting in net cash (cash and cash equivalents net of loans payable) of $12 million.

Investor Conference Call and Webcast
The Company will host a conference call and live webcast at 5:00 p.m. Eastern Daylight Time on Tuesday, August 2, 2016, to discuss its first quarter fiscal 2017 results. The number to call is 1-888-503-8177 (domestic) or 1-719-325-2168 (international). A live webcast will be available in the Investor Relations section of the Company’s website. A replay of the conference call will be available on August 2, 2016 through August 9, 2016, by dialing 1-877-870-5176 (domestic) or 1-858-384-5517 (international) and entering the passcode 5777470#. A replay of the webcast will be archived and available on the Company’s website.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the federal securities laws. You can identify these statements by our use of the words “assumes,” “believes,” “estimates,” “expects,” “guidance,” “intends,” “plans,” “projects,” and similar expressions that do not relate to historical matters. You should exercise caution in interpreting and relying on forward-looking statements because they involve known and unknown risks, uncertainties, and other factors which are, in some cases, beyond the Company’s control and could materially affect actual results, performance, or achievements. For a further description of such factors, you should read the Company’s filings with the Securities and Exchange Commission. The Company does not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise.

Non-GAAP Financial Measures
Adjusted net income, total and on a per-share basis, and adjusted operating expenses are presented and discussed in this earnings press release and are non-GAAP measures that management believes, when presented together with comparable GAAP measures, are useful to investors in understanding the Company’s operating results. Adjusted net income and adjusted operating expenses remove the significant accounting impact of one-time charges associated with the Company’s IPO and other matters, as set forth in the tables at the end of this release.
Adjusted net income and adjusted operating expenses as calculated by the Company are not necessarily comparable to similarly titled measures reported by other companies. Additionally, adjusted net income is not a measurement of financial performance or liquidity under GAAP and should not be considered as an alternative to the Company’s financial information determined under GAAP. For a description of the Company’s use of adjusted net income and a reconciliation with net income, as well as a reconciliation of the specific line items in adjusted operating expenses, see the section of this press release titled “Reconciliation of GAAP to Adjusted Financial Information.” Please refer to our financial statements, prepared in accordance with GAAP, for purposes of evaluating our financial condition, results of operations, and cash flows.

About Houlihan Lokey
Houlihan Lokey (NYSE: HLI) is a global investment bank with expertise in mergers and acquisitions, capital markets, valuation, financial restructuring, and strategic consulting. The firm serves corporations, institutions, and governments worldwide with offices in the United States, Europe, and the Asia-Pacific region. Independent advice and intellectual rigor are hallmarks of our commitment to client success across our advisory services. Houlihan Lokey is ranked as the No. 1 M&A advisor for all U.S. transactions, the No. 1 global M&A fairness opinion advisor over the past 15 years, and the No. 1 global restructuring advisor, according to Thomson Reuters. For more information, please visit www.HL.com.

Contact Information:

Investor Relations: 212-331-8225 IR@HL.com	OR	Public Relations: 212-331-8223 PR@HL.com

Appendix

Consolidated Balance Sheet (Unaudited)
Consolidated Statement of Income (Unaudited)
Reconciliation of GAAP to Adjusted Financial Information (Unaudited)

Houlihan Lokey, Inc.
Consolidated Balance Sheet
(Unaudited and in thousands)

	June 30, 2016	March 31, 2016
Assets
Cash and cash equivalents	$105,972	$166,169
Accounts receivable, net of allowance for doubtful accounts	53,081	58,100
Unbilled work in process	49,529	51,300
Income taxes receivable	6,880	7,204
Receivable from affiliates	7,500	27,408
Property and equipment—at cost, net of accumulated depreciation	27,933	21,701
Goodwill and other intangibles	713,516	717,368
Other assets	22,058	21,634
Total assets	$986,469	$1,070,884
Liabilities and Stockholders' Equity
Liabilities:
Accrued salaries and bonuses	$135,810	$254,058
Accounts payable and accrued expenses	29,541	34,400
Deferred income	4,613	5,547
Deferred income taxes	35,288	37,288
Loan payable to affiliate	37,500	45,000
Loans payable to former shareholders	16,151	16,738
Loan payable to non-affiliate	39,941	14,882
Other liabilities	8,324	9,416
Total liabilities	$307,168	$417,329

Redeemable noncontrolling interest	2,630	2,395

Stockholders' equity:
Class A common stock, $0.001 par value. Authorized 1,000,000,000 shares; issued and outstanding 12,094,809 and 12,084,524 shares at June 30 and March 31, 2016, respectively	12	12
Class B common stock, $0.001 par value. Authorized 1,000,000,000 shares; issued and outstanding 54,757,627 and 53,219,303 shares at June 30 and March 31, 2016, respectively	55	53
Additional paid-in capital	658,684	637,332
Retained earnings	36,520	28,623
Accumulated other comprehensive loss	(18,479)	(14,613)
Stock subscription receivable	(121)	(247)
Total stockholders' equity	676,671	651,160
Total liabilities and stockholders' equity	$986,469	$1,070,884

Houlihan Lokey, Inc.
Consolidated Statement of Income
(Unaudited and in thousands, except share and per-share data)

	Three Months Ended June 30,
	2016	2015
Fee revenue	$180,774	$146,266

Operating expenses:
Employee compensation and benefits	121,804	93,689
Travel, meals, and entertainment	5,930	4,869
Rent	7,034	6,155
Depreciation and amortization	2,239	1,432
Information technology and communications	4,386	3,499
Professional fees	2,357	7,590
Other operating expenses	3,424	2,846
Provision for bad debt	739	2,406
Total operating expenses	147,913	122,486

Operating income	32,861	23,780

Other income (expense), net	(908)	1,321
Income before provision for income taxes	31,953	25,101

Provision for income taxes	12,542	10,030
Net income	19,411	15,071

Net income (loss) attributable to noncontrolling interest	—	(26)
Net income attributable to Houlihan Lokey, Inc.	19,411	15,045

Attributable to Houlihan Lokey, Inc. common stockholders:
Weighted average shares of common stock outstanding:
Basic	60,565,671	58,423,316
Fully Diluted	66,345,599	60,464,974
Net income per share of common stock
Basic	$0.32	$0.26
Fully Diluted	$0.29	$0.25

Houlihan Lokey, Inc.
Reconciliation of GAAP to Adjusted Financial Information
(Unaudited and in thousands, except share and per-share data)

	For the Three-Months Ended
	06/30/16	06/30/15
Fee revenue	$180,774	146,266

Employee Compensation and Benefits
Employee Compensation and Benefits (GAAP)	$121,804	$93,689
Less/Plus: Adjustments[1]	(6,530)	3,398
Employee Compensation and Benefits (Adjusted)	115,274	97,087
Less/Plus: Adjustments[2]	3,134	2,671
Employee Compensation and Benefits (Adjusted Awarded)	118,408	99,758

Non-Compensation Expenses
Non-Compensation Expenses (GAAP)	$26,109	$28,797
Less/Plus: Adjustments[3]	—	(6,883)
Non-Compensation Expenses (Adjusted)	26,109	21,914

Operating Income
Operating Income (GAAP)	$32,861	$23,780
Less/Plus: Adjustments[4]	6,530	3,485
Operating Income (Adjusted)	39,391	27,265

Other Income and (Expenses)
Other Income and (Expenses) (GAAP)	$(908)	$1,321
Less/Plus: Adjustments[5]	—	(179)
Other Income and (Expenses) (Adjusted)	(908)	1,142

Provision for Income Taxes
Provision for Income Taxes (GAAP)	$12,542	$10,030
Less/Plus: Adjustments[6]	2,563	1,616
Provision for Income Taxes (Adjusted)	15,104	11,646

Net Income
Net Income (GAAP)	$19,411	$15,045
Less/Plus: Adjustments[7]	3,967	1,715
Net Income (Adjusted)	23,378	16,760

Diluted adjusted net income per share of common stock	$0.35	$0.28

____________________________
Note: Figures may not sum due to rounding.

1.	Consists of pre-IPO grant vesting of ($6,530), including grants re-awarded following forfeiture, if any; and adjustments relating to previous ownership agreements of $3,398.

2.
Reflects (i) the expected vesting of grants that were made in prior year periods that were expensed during Q1 FY17 and Q1 FY16 of ($6,281) and ($5,629), respectively, and (ii) estimated normal year-end grants of deferred stock during Q1 FY17 and Q1 FY16 of $9,415 and $8,300, respectively.

3.
Includes costs associated with (i) Houlihan Lokey’s initial public offering, corporate reorganization, spin-out of non-operating assets, shareholder solicitation process and other related activities of ($6,015), (ii) costs incurred from completed acquisitions of ($132), and (iii) adjustments relating to previous ownership agreements of ($736).

4.
Q1 FY17 consists of pre-IPO grant vesting of $6,530, including grants re-awarded following forfeiture, if any. Q1 FY16 includes costs associated with (i) Houlihan Lokey’s initial public offering, corporate reorganization, spin-out of non-operating assets, shareholder solicitation process and other related activities of $6,015, (ii) costs incurred from completed acquisitions of $132, and (iii) adjustments relating to previous ownership agreements of ($2,662).

5.	Includes adjustments relating to previous ownership agreements of ($179).

6.	Reflects the tax impact of described adjustments.

7.
Q1 FY17 consists of pre-IPO grant vesting of $6,530, including grants re-awarded following forfeiture, if any, net of the tax impact of described adjustments. Q1 FY16 includes costs associated with (i) Houlihan Lokey’s initial public offering, corporate reorganization, spin-out of non-operating assets, shareholder solicitation process and other related activities of $6,015, (ii) costs incurred from completed acquisitions of $132, (iii) adjustments relating to previous ownership agreements of ($2,841), (iv) the tax impact of described adjustments, and (v) net income/loss attributable to noncontrolling interests of $26.